UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2012

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

During the week of January 9, 2012, representatives of Orexigen Therapeutics, Inc. (the “Company” or “Orexigen”) will be attending meetings with investors, analysts and others at the JP Morgan Healthcare conference in San Francisco, California, and will be presenting at the conference on January 12, 2012. During these meetings and the presentation, the Company will present the slides attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference. A replay of the presentation will be available on Orexigen’s website at www.orexigen.com for approximately 14 days following the presentation.

The information in this item of this report, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this item of this report.

* * *

By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report. The information contained in this Current Report on Form 8-K is intended to be considered in the context of the Company’s filings with the SEC and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

This report and the attached exhibit contain forward-looking statements about Orexigen Therapeutics, Inc. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed,” “probability” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding: a clear and feasible path forward for Contrave ®; the protocol for, and the timing and feasibility of, the Contrave cardiovascular outcomes trial (CVOT); the initiation of enrollment for the CVOT in second quarter of 2012; the expected rate of enrollment of the CVOT; the probability of success of the CVOT; the potential for, and timing of, resubmission and approval of an NDA based on interim results of the CVOT; the prospects for ultimate approval of an NDA for Contrave; the potential to maintain the Company’s existing North American collaboration with Takeda Pharmaceuticals; estimates of the potential market for Contrave; and the sufficiency of the Company’s existing cash to fund the Company’s operations through potential approval of Contrave in 2014. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ from those set forth in this presentation due to the risk and uncertainties inherent in Orexigen’s business, including, without limitation: the uncertainty of the FDA approval process, including requirements for additional clinical and non-clinical studies or other commitments prior to the submission and approval of an NDA for Contrave; Orexigen’s ability to demonstrate that the risk of major adverse cardiovascular events in overweight and obese subjects treated with Contrave does not adversely affect the product candidate’s benefit-risk profile; the potential for FDA’s planned 2012 public advisory committee meeting on obesity drug development to result in additional NDA approval requirements for Contrave as well as post-approval commitments; Orexigen’s dependence on Takeda Pharmaceuticals for aspects of the development and commercialization of Contrave; reliance on third parties to manufacture and supply Contrave and assist with the conduct of the CVOT; the potential for adverse safety findings relating to Contrave; intense competition in the obesity marketplace and the potential for new products to emerge that provide different or better therapeutic alternatives for obesity and weight loss compared to Contrave; and other risks described in the Company’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Orexigen undertakes no obligation to revise or update this presentation to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in Orexigen’s Quarterly Report on Form 10-Q, which was filed with the SEC on November 10, 2011 and is available from the SEC’s website (www.sec.gov) and on the Company’s website (www.orexigen.com) under the heading “Investor Relations”. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Slide Presentation, dated January 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: January 10, 2012	By:	/s/ JOSEPH P. HAGAN

	Name:	Joseph P. Hagan
	Title:	Chief Business Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Slide Presentation, dated January 12, 2012